ITEM 77.O.	Transactions effected pursuant to Rule 10f-3


Victory National Municipal Bond Fund

3/17/00	Maine Turnpike Authority - 2,000,000 shares	Paine Webber


Victory Ohio Municipal Bond Fund

3/07/00	Hilliard, OH - 9,940,000 shares		Fifth Third Securities